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                                                                 EXHIBIT 10.43


                          KEY EMPLOYEE RETENTION PLAN

         1. Purpose. The purpose of the Key Employee Retention Plan (the "Plan") is to reinforce and encourage the continued loyalty, attention and dedication of certain key employees of SFAC and its Affiliates (collectively, the "SFAC Group").

         2.       Definitions.  For purposes of this Plan:

                  (a) "Affiliate" shall mean any corporation or other business entity directly or indirectly controlling, controlled by, or under common control with the corporation or other business entity in question.

                  (b) "Board" shall mean the Board of Directors of SFC.

                  (c) "Effective Date" shall mean [the date on which the Plan is approved by the stockholders of SFAC for purposes of Section 280G of the Internal Revenue Code](1).

                  (d) "Employer(s)" shall mean, with respect to a Key Employee, the member(s) of the SFAC Group by whom the Key Employee is employed as of the Effective Date.

                  (e) "Existing Employment/Severance Agreements" shall mean any employment agreement or severance agreement between one or more members of the SFAC Group and any employee of any member of the SFAC Group, which agreement is in effect on the Effective Date, as such agreement may have been amended, supplemented or otherwise modified on or prior to the Effective Date, including pursuant to the terms of the Plan.

                  (f) "Existing Incentive Agreements" shall mean any retention bonus agreement, deferred bonus agreement, divestiture award agreement or LTIP participation agreement between one or more members of the SFAC Group and any employee of any member of the SFAC Group, which agreement is in effect on the Effective Date, as such agreement may have been amended, supplemented or



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(1) Actual date will be inserted immediately following such approval.

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otherwise modified on or prior to the Effective Date, including pursuant to the terms of the Plan.

                  (g) "Incentive Agreement Payment(s)" shall mean the payment(s) that would be made under the Existing Incentive Agreement(s), assuming that all conditions with respect to the payment of such amounts have been met; provided, however, that the Incentive Agreement Payment(s) shall be reduced by any amounts previously paid under such Existing Incentive Agreement(s) to the extent necessary to avoid duplication of benefits.

                  (h) "Key Employee" shall mean an individual who is party to an Existing Employment/Severance Agreement and/or Existing Incentive Agreement(s).

                  (i) "Retention Payment" shall mean, with respect to a particular type of termination of employment, for a Key Employee with an Existing Employment/Severance Agreement, an amount equal to (i) the payments that would be made, and the value of the benefits that would be provided, under such Existing Employment/Severance Agreement to such Key Employee in the case of such termination of employment, without regard to the provisions of this Plan minus (ii) the Salary Amount; provided, however, that the Retention Payment shall be reduced by any severance amounts previously paid, and/or severance benefits previously provided, under such Existing Employment/Severance Agreement to the extent necessary to avoid duplication of benefits.

                  (j) "Salary Amount" shall mean, for a Key Employee with an Existing Employment/Severance Agreement, an amount equal to such Key Employee's annual salary.

                  (k) "SFAC" shall mean Specialty Foods Acquisition Corporation, a Delaware corporation.

                  (l) "SFC" shall mean Specialty Foods Corporation, a Delaware corporation.

                  3.  Retention Payment; Incentive Agreement Payment(s).

                  (a) On the Effective Date, the Key Employee shall be deemed to have earned, and shall be fully vested in, the Retention Payment, which Retention Payment shall be paid to the Key Employee at the time that such payment would have been made if all conditions with respect to the payment of such amount, as set



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forth in the Existing Employment/Severance Agreement (the "Employment/Severance
Conditions"), had been met; provided, however, that such payment shall not be made in installments, but rather shall be made in a lump sum within 10 business days following termination of employment. Such Retention Payment shall be paid only if such Employment/Severance Conditions are in fact met.

                  (b) On the Effective Date, the Key Employee shall be deemed to have earned, and shall be fully vested in, the Incentive Agreement Payment(s), which Incentive Agreement Payment(s) shall be paid to the Key Employee at the time(s) that such payments would have been made if all conditions with respect to the payment of such amounts, as set forth in the Existing Incentive Agreement(s) (the "Incentive Conditions"), had been met, as if such agreements were in effect. Any given Incentive Agreement Payment shall be paid only if the relevant Incentive Conditions with respect to such Incentive Agreement Payment are in fact met.

         4. Existing Employment/Severance Agreements. The Existing Employment/Severance Agreements are hereby amended, as of the Effective Date, to:

                  (a) state that the maximum amount of severance payable to a Key Employee pursuant to such Key Employee's Existing Employment/Severance Agreement shall be limited to the Salary Amount; and

                  (b) provide that any future payment of the Salary Amount will be made in a lump sum within 10 business days following termination of employment.

         5. Existing Incentive Agreements. The Existing Incentive Agreements are hereby amended, as of the Effective Date, to:

                  (a) state that each such agreement shall be binding upon and inure to the benefit of the parties thereto and their respective successors, heirs and assigns;

                  (b) delete any provisions in such agreements providing for the withholding of taxes from the amounts payable thereunder;

                  (c) delete any provisions in such agreements providing for the termination of such agreements; and

                  (d) provide that the payments made under the Plan are in lieu of any payments that would have been made under the Existing Incentive Agreements.



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         6. Joint and Several Obligations. Each member of the SFAC Group shall be jointly and severally liable for each amount payable to or on behalf of each Key Employee hereunder, but only to the extent that such member would have been jointly and severally liable for such amount had the amount been paid under the applicable Existing Employment/Severance Agreement or Existing Incentive Agreement, as the case may be.

         7. Plan Administration. The Plan shall be interpreted, administered and operated by the Board, which shall have complete authority, in its sole and absolute discretion and subject only to the express provisions of the Plan, to make all determinations necessary or advisable for the administration of the Plan.

         8. Plan Modification or Termination. The Plan may not be terminated or amended in a manner adverse to any Key Employee.

         9. No Right to Employment. Neither the establishment of the Plan, nor any modification thereof, nor the payment of any benefits hereunder shall be construed as giving any Key Employee the right to be retained in the service of the Employer(s), and all Key Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

         10. Severability. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

         11. Successors. Each member of the SFAC Group shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of such member to expressly assume and agree to perform such member's obligations under the Plan in the same manner and to the same extent that such member would have been required to perform them if no such succession had taken place.

         12. Headings. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

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         13. Governing Law. This Plan shall be construed and enforced according to the laws of the State of Delaware, without regard to its principles of conflict of laws.

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